Exhibit 99.2
NOTICE OF GUARANTEED DELIVERY

SEAGATE TECHNOLOGY HDD HOLDINGS

Offer to Exchange
All Outstanding Privately Placed 8% Senior Notes due 2009
for an Equal Amount of Registered 8% Senior Notes due 2009
pursuant to the Prospectus, dated [                    ], 2002

This form, or one substantially equivalent hereto, must be used to accept the Exchange Offer made by Seagate Technology HDD Holdings, a Cayman Islands limited liability company (the “Company”), pursuant to its Prospectus, dated [                    ], 2002 (the “Prospectus”), and the enclosed Letter of Transmittal (the “Letter of Transmittal”) if the certificates for the Original Notes are not immediately available or if the procedure for book-entry transfer cannot be completed on a timely basis or time will not permit all required documents to reach the Exchange Agent prior to 5:00 P.M., New York City time, on the Expiration Date of the Exchange Offer. Such form may be delivered or transmitted by facsimile transmission, mail or hand delivery to U.S. Bank National Association (the “Exchange Agent”) as set forth below. In addition, in order to utilize the guaranteed delivery procedure to tender the Original Notes pursuant to the Exchange Offer, a completed, signed and dated Letter of Transmittal (or facsimile thereof) must also be received by the Exchange Agent prior to 5:00 P.M., New York City time, on the Expiration Date. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Letter of Transmittal.

Delivery To:

U.S. BANK NATIONAL ASSOCIATION
(Exchange Agent)

By Registered or Certified Mail:	Facsimile Transmission Number: (Eligible Institutions Only)	By Hand or Over Night Delivery

U.S. Bank, N.A. 180 East Fifth Street, 4th Floor St. Paul, MN 55101 Attn: Specialized Finance Services Mail Station: EP-MN-T4CT	(651) 244-8014 Confirm (651) 244-8112	U.S. Bank, N.A. 180 East Fifth Street, 4th Floor St. Paul, MN 55101 Attn: Specialized Finance Services Mail Station: EP-MN-T4CT

DELIVERY OF THIS INSTRUMENT TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE, OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE OTHER THAN AS SET FORTH ABOVE, WILL NOT CONSTITUTE A VALID DELIVERY.

Ladies and Gentlemen:

Upon the terms and subject to the conditions set forth in the Prospectus and the accompanying Letter of Transmittal, the undersigned hereby tenders to the Company the principal amount of the Original Notes set forth below, pursuant to the guaranteed delivery procedures described in the “The Exchange Offer—Guaranteed Delivery Procedures” section of the Prospectus.

Principal Amount of the Original Notes Tendered: ____________________________________

Certificate Nos. (If Available): __________________________________________________

___________________________________________________________________________________________
(Signature(s) of Record Holders(s))

___________________________________________________________________________________________
(Please Type of Print Names(s) of Record Holders(s))

Dated: _________________________, 2002

Address: ____________________________________________________________________

___________________________________________________________________________________________
                                                                                        (Zip Code)

___________________________________________________________________________________________
(Daytime Area Code and Telephone No.)

☐	Check this box if the Original Notes will be delivered by book-entry transfer to The Depositary Trust Company.

Account Number: ______________________________________________________________

THE ACCOMPANYING GUARANTEE MUST BE COMPLETED.

GUARANTEE
(Not to be used for signature guarantee)

The undersigned, a participant in the Security Transfer Agents Medallion Program or an “eligible guarantor institution”, as such term is defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), (a) represents that the above named person(s) “own(s)” the Original Notes tendered hereby within the meaning of Rule 14e-4(b)(2) under the Exchange Act, (b) represents that the tender of those Original Notes complies with Rule 14e-4, and (c) guarantees to deliver to the Exchange Agent, at its address set froth in the Notice of Guaranteed Delivery, the certificates representing all tendered Original Notes, in proper form for transfer, or a book-entry confirmation (a confirmation of a book-entry transfer of the Original Notes into the Exchange Agent’s account at DTC), together with a properly completed and duly executed Letter of Transmittal (or facsimile thereof), with any required signature guarantees, and any other documents required by the Letter of Transmittal within three (3) New York Stock Exchange trading days after the date of execution of this Notice of Guaranteed Delivery.

Name of Firm: _______________________________________________________________

___________________________________________________________________________________________
(Authorized Signature)

Address: _____________________________________________________________________

___________________________________________________________________________________________
                                                                   (Zip Code)

Area Code and Tel. No.: _______________________________________________________

Name: ______________________________________________________________________
(Please Type or Print)

Title: _______________________________________________________________________

Dated: ___________________________, 2002

DO NOT SEND CERTIFICATES WITH THIS NOTICE OF GUARANTEED DELIVERY, CERTIFICATES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL

INSTRUCTIONS

1.	Delivery of this Notice of Guaranteed Delivery.

A properly completed and duly executed copy of this Notice of Guaranteed Delivery and any other documents required by this Notice of Guaranteed Delivery must be received by the Exchange Agent at its address set forth on the cover hereof prior to the Expiration Date. The method of delivery of this Notice of Guaranteed Delivery and all other required documents to the Exchange Agent is at the election and risk of the holders but, except as otherwise provide below, the delivery will be deemed made only when actually received by the Exchange Agent. Instead of delivery by mail, it is recommended that the holders use an overnight or hand delivery service, properly insured. If such delivery is by mail, it is recommended that the holders use properly insured, registered mail with return receipt requested. In all cases, sufficient time should be allowed to ensure timely delivery. No Notice of Guaranteed Delivery should be sent to the Company.

2.	Signature on this Notice of Guaranteed Delivery; Guarantee of Signatures.

If this Notice of Guaranteed Delivery is signed by the holder(s) referred to herein, then the signature must correspond with the name(s) as written on the face of the Original Notes without alteration, enlargement or any change whatsoever. If this Notice of Guaranteed Delivery is signed by a person other than the holder(s) listed, this Notice of Guaranteed Delivery must be accompanied by a properly completed bond power signed as the name of the holder(s) appears(s) on the face of the Original Notes without alteration, enlargement or any change whatsoever. If this Notice of Guaranteed Delivery is signed by a trustee, executor, administrator, guardian, attorney-in-fact, office of a corporation or other person acting in a fiduciary or representative capacity, such person should so indicate when signing, and, unless waived by the Company, evidence satisfactory to the Company of their authority so to act must be submitted with this Notice of Guaranteed Delivery.

3.	Requests for Assistance or Additional Copies.

Questions relating to the Exchange Offer or the procedures for consenting and tendering as well as requests for assistance or for additional copies of the Prospectus, the Letter of Transmittal and this Notice of Guaranteed Delivery may be directed to the Exchange Agent at the address set forth on the cover hereof or to your broker, dealer, commercial bank or trust company.